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(FLEET CAPITAL LEASING LOGO GOES HERE)


50 Kennedy Plaza                       Amendment to Addendum to Master Equipment
Providence, Rhode Island 02903-2305    Lease Agreement No. 32312

     This Amendment to Addendum to Master Equipment Lease Agreement No. 32312 ("Amendment") is attached to and made a part of that Master Equipment Lease Agreement No. 32312 dated as of December 19, 1996 (the "Master Lease") by and between the undersigned parties.

     Paragraph 5A. entitled "Financial Covenants" to the Addendum to the Master Lease is hereby deleted in its entirety and replaced with the following:

5A. Financial Covenants. Throughout the term of this Lease, Lessee shall comply with all of the following financial covenants as may be modified or replaced from time to time at Lessor's sole discretion, consistent with the covenants set forth in any credit agreement by and between Lessee and LaSalle Bank National Association (formerly known as LaSalle National Bank) or any other future financial institution providing a credit facility to the Lessee. Compliance with the following covenants shall be based on Lessee's consolidated financial statements:

     (A) Minimum Tangible Net Worth. Commencing with Lessee's second Fiscal Quarter ended July 2, 1999 and continuing for the Lessee's remaining fiscal quarters during its Fiscal Year 1999 Tangible Net Worth plus Subordinated Debt shall be greater than or equal to $49,000,0000.00; and at all times during each Fiscal Year thereafter, Tangible Net Worth plus Subordinated Debt shall be greater than or equal to (1) thirty percent (30%) of Lessee's Net Income (only if positive) for such Fiscal Year plus (2) the Tangible Net Worth plus Subordinated Debt at the end of the immediately preceding Fiscal Year.

          Tangible Net Worth shall mean the shareholders' equity of Lessee, excluding the cumulative translation adjustment, less all intangible assets, including goodwill, franchises, licenses, patents, trademarks and copyrights.

     (B) Minimum EBITDA. Lessee's shall maintain at all times in respect of any period of four consecutive calendar quarters ending with a calendar quarter set forth below, EBITDA of not less than as follows:

     Period Ended                              Minimum EBITDA Amount
     ------------                              ---------------------
     Second Quarter And Third Quarter
     of Fiscal Year 1999                       $12,000,000.00
     Fourth Quarter of Fiscal Year 1999,
     And First Quarter And Second Quarter
     Of Fiscal Year 2000                       $15,000,000.00
     Third Quarter AND Fourth Quarter of
     Fiscal Year 2000                          $20,000,000.00
     First Quarter, Second Quarter, Third
     Quarter AND Fourth Quarter of Fiscal
     Year 2001                                 $22,000,000.00
     First Quarter, Second Quarter, Third
     Quarter AND Fourth Quarter of Fiscal
     Year 2002                                 $24,000,000.00
     First Quarter, Second Quarter, Third
     Quarter AND Fourth Quarter of Fiscal
     Year 2003                                 $26,000,000.00
     First Quarter AND Second Quarter of
     Fiscal Year 2004                          $28,000,000.00

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     (C)  Senior Debt to EBITDA. Lessee shall maintain a Senior Debt to EBITDA ratio no greater than (1) 4.75:1 as of the end of each Fiscal Quarter through and including the Fiscal Quarter ended July 2, 1999; (2) 4.00:1 as of the end of the third Fiscal Quarter of 1999; (3) 3.25:1 as of the end of the fourth Fiscal Quarter of 1999 and first and second Fiscal Quarter of 2000; and (4) 2.75:1 as of the end of each Fiscal Quarter thereafter.

          Senior Debt shall mean all interest bearing Debt of Lessee other than Subordinated Debt.

     (D) Maximum Capital Expenditures. Lessee shall incur Capital Expenditures of not more than $8,000,000.00 during any Fiscal Year.

          Capital Expenditures shall mean Lessee's capital expenditures (including capital lease expense net of dispositions).

     (E) Certification of Compliance. Lessee shall furnish to Lessor, within 45 days of the end of each Fiscal Quarter, and within 120 days of each Fiscal Year End, a compliance certificate, certified by Lessee's chief financial officer, as to the compliance with the above-referenced covenants.

       All other financial terms contained herein that are not specifically defined herein shall have meanings determined in accordance with generally accepted accounting principles, consistently applied.

       All capitalized terms used herein and not defined herein shall have the meanings set forth or referred to in the Master Lease, as amended. Except as specifically set forth herein, all of the terms and conditions of the Master Lease, as amended shall remain in full force and effect and are hereby ratified and affirmed. To the extent that the provisions of this Amendment conflict with any provisions contained in the Master Lease, as amended, the provisions of this Amendment shall control.

Dated as of: September 30, 1999


FLEET CAPITAL CORPORATION                        THE GSI GROUP, INC.

By: /s/ Peter C. Salvadore                       By: /s/ Russell C. Mello
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Name: PETER C. SALVADORE                         Name: RUSSELL C. MELLO
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Title: VICE PRESIDENT                            Title: TREASURER
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